UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 13, 2022

Mirion Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive
Atlanta, Georgia 30318
(Address of Principal Executive Offices)

(770) 432-2744
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	MIR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Christopher Warren from the Board of Directors

On September 13, 2022, Christopher Warren, a member of the board of directors (the “Board”) of Mirion Technologies, Inc. (the “Company”), notified the Company of his intent to resign from the Board, effective at the close of business on September 16, 2022. Mr. Warren’s departure from the Board is not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Appointment of Sheila Rege to the Board of Directors

On September 13, 2022, Christopher Warren, a member of the board of directors (the “Board”) of Mirion Technologies, Inc. (the “Company”), notified the Company of his intent to resign from the Board, effective at the close of business on September 16, 2022. Mr. Warren’s departure from the Board is not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

On September 16, 2022, after recommendation by the Nominating and Corporate Governance Committee of the Board, the Board appointed Ms. Sheila Rege, M.D., as a member of the Board, effective immediately, to fill the vacancy created by Mr. Warren’s resignation. Dr. Rege will stand for reelection as a member of the Board at the Company’s 2023 annual meeting of stockholders. Dr. Rege was also appointed to serve as a member of the Audit Committee and the Compensation Committee of the Board.

Dr. Rege is a board-certified radiation oncologist and the Chief Executive Officer and Founder of Northwest Cancer Clinic, a provider of radiation oncology and nuclear medicine services, which opened in 2012. Dr. Rege joins the Mirion team with over 30 years of experience in the field of nuclear medicine and radiation oncology. From 2007 to 2019 Dr. Rege served on the board of directors of Physicians Insurance, a mutual company, serving as the Chair of the Nominating Committee and a member of the Compensation, Executive and CEO Succession Committee. Dr. Rege is the recipient of numerous awards and accolades including the American Medical Association Women Physician Section Inspiration Award in 2021, the Private Company Boardroom 2022 “Directors to Watch,” The American College of Radiation Oncology 2022 Sucha Asbell Mentorship Award, and has been recognized as a “Top Oncologist” by Consumer Research Council of America in 2012. Dr. Rege received her B.A. from the University of California, Berkeley, and her M.D. from the University of California, Los Angeles.

Dr. Rege will receive the Company's standard compensation for non-employee directors in accordance with the Company's Non-Employee Director Compensation Policy, as described in the Company's proxy statement filed with the Securities and Exchange Commission on April 20, 2022. Dr. Rege will execute an indemnification agreement consistent with the Company's standard form of indemnification agreement, filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

There is no arrangement or understanding between Dr. Rege and any other persons pursuant to which Dr. Rege was appointed as a director, and, other than as set forth above, Dr. Rege has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release regarding the appointment of Dr. Rege and the departure of Mr. Warren. The full text of the press release is furnished as Exhibit 99.1 hereto. The information in Exhibit 99.1 hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Mirion Technologies, Inc. press release dated September 19, 2022
104	Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2022

Mirion Technologies, Inc.

By:	/s/ Brian Schopfer
Name:	Brian Schopfer
Title:	Chief Financial Officer